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                                                                   Exhibit 23(2)


                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the consolidated financial statements of CanArgo Oil and Gas Inc. (formerly "CanArgo Energy Inc.") incorporated by reference in the Post-effective Amendment No. 1 to the Registration Statement (Form S-1) and related prospectus of CanArgo Energy Corporation for the registration of up to 21,264,643 shares of its common stock.



Calgary, Canada                           /s/ Ernst & Young LLP
July 27, 1999                                 Chartered Accountants